EXHIBIT 32.1
October 26, 2026
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549
Pursuant to 18 U.S.C. § 1350, the undersigned officer of Lazard, Inc. (the “Registrant”) hereby certifies that the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Peter R. Orszag
Peter R. Orszag
Chief Executive Officer and Chairman
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.